SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934
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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to Rule 14a-12
CAPITAL PROPERTIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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The following press release was issued by Capital Properties, Inc. on August 5, 2008.
Capital Properties, Inc.
100 Dexter Road
East Providence, RI 02914
Phone: 1.401.435-7171
Fax: 1.401.435-7179
PRESS RELEASE
August 5, 2008
Capital Properties, Inc. Announces Reverse Stock Split
East Providence, Rhode Island: Today, Capital Properties, Inc. (AMEX: CPI) (the “Company”) announced that on July 29, 2008, the Board of Directors of the Company unanimously approved a reverse stock split with the intended goal of facilitating a going private transaction. Pending shareholder approval, this transaction would consist of a 75 to 1 reverse split of the Company’s common stock. Shareholders holding less than 75 shares of the Company’s common stock immediately before the reverse stock split would, in lieu of owning fractional shares, receive cash consideration from the Company on pre-split, per share basis to be determined and would no longer be shareholders of the Company. Conversely, shareholders holding 75 or more shares of the Company’s common stock immediately before the reverse stock split would receive one share of the Company’s common stock for each 75 shares held by them together with a cash payment for any fractional shares and continue to be shareholders of the Company.
The anticipated result of the reverse stock split would be to reduce the Company’s number of shareholders of record to less than 300. The Company would then be able to terminate the registration of its common stock under the Securities Exchange Act of 1934 and it’s listing on the American Stock Exchange. As a result, the Company’s periodic reporting requirements with the Securities and Exchange Commission (“SEC”) would be suspended and the Company’s classification as a public reporting company would cease.
The Company’s Board of Directors also approved an amendment to the Company’s Articles of Incorporation to create a Class B Common Stock which would have the right, among other things, to elect two-thirds of the Board of Directors.
The Company’s shareholders will be asked to approve these proposals at a special meeting of the shareholders, expected to be held before year end.
This release may contain “forward-looking statements” within the meaning of section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company’s present expectations or beliefs concerning future events. The Company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties, including, but not limited to, changes in general economic conditions and changing competition which could cause actual future results to differ materially from those indicated herein. Further information on these risk factors is included in the Company’s filings with the SEC.
IMPORTANT INFORMATION
The Company will file a definitive proxy statement and Schedule 13E-3 with the SEC outlining the reverse stock split and the going private transaction, along with the creation of the Class B Common Stock. All shareholders are advised to carefully read the definitive proxy statement and Schedule 13E-3 when available as such documents will contain important information. Once available, shareholders may obtain a free copy of the proxy statement and Schedule 13E-3 at the SEC’s web site at www.sec.gov. Prior to the upcoming special meeting, the Company will also mail a copy of the definitive proxy statement to all shareholders entitled to vote at such meeting.
INFORMATION REGARDING PARTICIPANTS
Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of the Company’s shareholders is available on Schedule 14A filed with the Securities and Exchange Commission on August 5, 2008.
Contact:
Barbara J. Dreyer
Treasurer
401-435-7171

The following letter was sent to shareholders of Capital Properties, Inc. on August 5, 2008.
Capital Properties, Inc.
100 Dexter Road
East Providence, RI 02914
Phone: 1.401.435-7171
Fax: 1.401.435-7179
August 5, 2008
Dear Fellow Shareholder:
On July 29, 2008, the Board of Directors of Capital Properties, Inc. (the “Company”) unanimously approved a reverse stock split with the intended goal of facilitating a going private transaction. Pending shareholder approval, this transaction would consist of a 75 to 1 reverse split of the Company’s common stock. Shareholders holding less than 75 shares of the Company’s common stock immediately before the reverse stock split would, in lieu of owning fractional shares, receive cash consideration from the Company on pre-split, per share basis to be determined and would no longer be shareholders of the Company. Conversely, shareholders holding 75 or more shares of the Company’s common stock immediately before the reverse stock split would receive one share of the Company’s common stock for each 75 shares held by them together with a cash payment for any fractional shares and continue to be shareholders of the Company.
The anticipated result of the reverse stock split would be to reduce the Company’s number of shareholders of record to less than 300. The Company would then be able to terminate the registration of its common stock under the Securities Exchange Act of 1934 and it’s listing on the American Stock Exchange. As a result, the Company’s periodic reporting requirements with the Securities and Exchange Commission (“SEC”) would be suspended and the Company’s classification as a public reporting company would cease.
The Company’s Board of Directors has also approved an amendment to the Company’s Articles of Incorporation to create a Class B Common Stock which would have the right, among other things, to elect two-thirds of the Board of Directors.
The Company’s shareholders will be asked to approve these proposals at a special meeting of the shareholders, expected to be held before year end.
This letter may contain “forward-looking statements” within the meaning of section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company’s present expectations or beliefs concerning future events. The Company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties, including, but not limited to, changes in general economic conditions and changing competition which could cause actual future results to differ materially from those indicated herein. Further information on these risk factors is included in the Company’s filings with the Securities and Exchange Commission.

Very truly yours,
/s/ Robert H. Eder
Robert H. Eder
Chairman and President
Enclosure
IMPORTANT INFORMATION
The Company will file a definitive proxy statement and Schedule 13E-3 with the SEC outlining the reverse stock split and the going private transaction, along with the creation of the Class B Common Stock. All shareholders are advised to carefully read the definitive proxy statement and Schedule 13E-3 when available as such documents will contain important information. Once available, shareholders may obtain a free copy of the proxy statement and Schedule 13E-3 at the SEC’s web site at www.sec.gov. Prior to the upcoming special meeting, the Company will also mail a copy of the definitive proxy statement to all shareholders entitled to vote at such meeting.
INFORMATION REGARDING PARTICIPANTS
Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of the Company’s shareholders is available on Schedule 14A filed with the Securities and Exchange Commission on August 5, 2008.

INFORMATION REGARDING PARTICIPANTS
Capital Properties, Inc. (the “Company”), its directors and certain of its officers may be deemed to be participants in a solicitation of proxies in connection with an upcoming special meeting of shareholders of the Company. Each of the directors and officers who may be deemed to be participants in the solicitation are listed below, together with the number of equity securities of the Company beneficially owned by each of these persons as of August 5, 2008.

		Shares of Common Stock
Name	Title	Owned*
Robert H. Eder (a)	Chairman, President and Chief Executive Officer	1,726,710
Barbara J. Dreyer	Treasurer	6,600
Todd D. Turcotte	Vice President of the Company, President of Capital Terminal Company and Director	100
Alfred J. Corso	Director	1,000
Roy J. Nirschel	Director	100
Harris N. Rosen(b)	Director	5,060

*	If applicable, shares of common stock owned includes shares owned by the spouse, children and certain other relatives of the director, officer or employee, as well as shares held by trusts of which the person is a trustee or in which he or she has a beneficial interest.

(a)	Robert H. Eder and his spouse, Linda Eder, each hold 863,355 shares of the Company’s Common Stock.

(b)	Held by spouse.